UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2011

Home Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana		70508
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (337) 237-1960

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 30, 2011, Home Bancorp, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GS Financial Corp., a Louisiana corporation. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Home Bancorp will acquire GS Financial Corp. through a reverse merger of a newly created, wholly-owned subsidiary of Home Bancorp into GS Financial Corp. (the “Merger”) by which GS Financial Corp. will become a wholly-owned subsidiary of Home Bancorp. Immediately thereafter, GS Financial Corp. will liquidate into Home Bancorp through the merger of GS Financial Corp. into Home Bancorp, and simultaneously with the liquidation, Guaranty Savings Bank, a federal savings bank and wholly-subsidiary of GS Financial Corp., will merge into Home Bank, a federal savings bank and wholly-owned subsidiary of Home Bancorp, with Home Bank surviving the merger. Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of Home Bancorp and GS Financial Corp., upon completion of the Merger, shareholders of GS Financial Corp. will receive $21.00 in cash for each outstanding share of GS Financial Corp. common stock. Immediately prior to the effective time of the Merger, all unvested shares of GS Financial Corp.’s restricted stock will vest and will be converted into the right to receive the per share cash merger consideration.

The Merger Agreement contains customary representations and warranties from both Home Bancorp and GS Financial Corp. and each have agreed to customary covenants, including, among others, covenants relating to: (1) the conduct of GS Financial Corp.’s business during the interim period between the execution of the Merger Agreement and the completion of the Merger; (2) GS Financial Corp.’s obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger, the Merger Agreement and the other transactions contemplated by it; and (3) subject to certain exceptions, the recommendation by the Board of Directors of GS Financial Corp. in favor of the approval by its shareholders of the Merger, the Merger Agreement and the other transactions contemplated it. GS Financial Corp. has also agreed not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into any discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Concurrently with the execution of the Merger Agreement, the directors of GS Financial Corp. entered into agreements with Home Bancorp under which they agreed to vote their shares of GS Financial Corp. in favor of the Merger and to take certain other actions that would support the completion of the Merger.

Completion of the Merger is subject to certain customary conditions, including, among others, (1) approval of the Merger Agreement by GS Financial Corp.’s shareholders; (2) receipt of required regulatory approvals; and (3) the absence of any law or order prohibiting the completion of the Merger. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (2) performance in all material respects by the other party of its obligations under the Merger Agreement.

The Merger Agreement contains certain termination rights for Home Bancorp and GS Financial Corp., as the case may be, applicable in the following circumstances: (1) mutual written consent of the parties; (2) if the Merger has not been completed by December 31, 2011, but only if the failure to complete the Merger is not due to the failure of the terminating party to comply with the Merger Agreement; (3) a final, non-appealable denial of required regulatory approvals or a final, non-appealable injunction prohibiting the transactions contemplated by the Merger Agreement; (4) the failure of GS Financial Corp.’s shareholders to approve the Merger Agreement and the contemplated transactions by the required vote; (5) a breach by the other party that is not or cannot be cured or is not waived by the earlier of December 31, 2011 or 30 days after notice of such breach, if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (6) the recommendation, approval or adoption by GS Financial Corp. of an alternative business combination transaction, a material breach of GS Financial Corp.’s non-solicitation obligations under the Merger Agreement, a material breach of GS Financial Corp.’s obligation to call, give notice of, convene and hold its shareholders’ meeting or a failure by GS Financial Corp.’s Board of Directors to recommend the Merger to its shareholders; and (7) if a tender or exchange offer for 20% or more of the outstanding shares GS Financial Corp.’s common stock is commenced (other than by Home Bancorp or a subsidiary thereof) and GS Financial Corp.’s Board of Directors recommends that its shareholders tender their shares or otherwise fails to recommend that their shareholders reject such offer within a 10 business day period. In addition, the Merger Agreement provides that, upon termination of the Merger Agreement in certain circumstances, GS Financial Corp. may be required to pay Home Bancorp a termination fee of $1.125 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Home Bancorp, GS Financial Corp., or their respective subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Home Bancorp, GS Financial Corp. or any of their respective subsidiaries. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Home Bancorp.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to obtain such approvals or satisfy such conditions; the anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in our markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

Home Bancorp’s and GS Financial Corp.’s Annual Reports on Form 10-K and other reports filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Copies of the companies’ reports filed with the SEC are available in the Investor Relations section of the companies’ websites, www.home24bank.com and www.gsfinancialcorp.com. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

ITEM 8.01	Other Events

On March 30, 2011, Home Bancorp, Inc. and GS Financial Corp. issued a press release announcing that they had entered into the Agreement and Plan of Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 30, 2011, between Home Bancorp, Inc. and GS Financial Corp.

99.1	Press Release, dated March 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: March 31, 2011	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 30, 2011, between Home Bancorp, Inc. and GS Financial Corp.

99.1	Press Release, dated March 30, 2011